Exhibit 10.6

First Amendment

to

Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of July 21, 2004, between JetBlue Airways Corporation, a Delaware corporation formerly known as New Air Corporation (the “Company”) and David Barger (“Executive”).

Recitals

A.                                   Executive is the President and Chief Operating Officer of the Company.

B.                                     Executive became an employee of the Company on August 24, 1998.  On October 14, 1998, Executive and the Company entered into an Employment Agreement (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A.   (Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Employment Agreement.)

C.                                     In the Employment Agreement, the initial “Employment Term” is defined as the period ending on December 1, 2003.

D.                                    The Employment Agreement provides for automatic one-year renewals of the initial Employment Term, unless either party delivers in advance a notice of non-renewal as provided for in the Employment Agreement.

E.                                      No such notice was delivered by either party; thus, the Employment Term has automatically been extended to December 1, 2004.

F.                                      The parties now desire to enter into this Amendment to further extend the Employment Term through August 24, 2008, and to make certain other additions to the Employment Agreement.

Agreement

For valuable consideration, the parties agree that the Employment Agreement is hereby amended as follows:

1.                                       The “Employment Term” described in Section 3.1 of the Employment Agreement is hereby defined as that period beginning on the original effective date of the Employment Agreement and ending on August 24, 2008.

2.                                       In connection with the execution of this Amendment, the Company shall issue to Executive a total of 90,000 stock options.  These options shall be issued on September 1, 2004, which is the Company’s next scheduled option issuance date.  These options shall be issued in accordance with the terms and conditions of the Company’s 2002 Stock Incentive Plan.  These options shall vest as follows: (a) 18,000 options shall vest on the date of issuance; and (b) an additional 18,000 options shall vest on each August 24th from 2005 through 2008.

Except as specifically amended above, all other provisions of the Employment Agreement shall remain in full force and effect

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

JetBlue Airways Corporation

By:	/s/ DAVID CHECKETTS

/s/DAVID BARGER
David Barger